SECOND AMENDED AND RESTATED EMPLOYMENT AGREEMENT This Second Amended and Restated Employment Agreement (“Agreement”) is made between Phreesia, Inc., a Delaware corporation (the “Company”), and Balaji Gandhi (the “Executive”) and is effective as of March 24, 2023. WHEREAS, the Company and the Executive previously entered into that certain Amended and Restated Employment Agreement dated as of February 1, 2021 (“Prior Agreement”); WHEREAS, the Company desires to continue to employ the Executive and the Executive desires to continue to be employed by the Company on the new terms and conditions contained herein and, accordingly, desire to amend and restate the Prior Agreement. NOW, THEREFORE, in consideration of the mutual covenants and agreements herein contained and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties agree as follows: 1. Employment. (a) Term. The Company shall continue to employ the Executive and the Executive shall continue to be employed by the Company pursuant to this Agreement commencing as of the Effective Date and continuing until such employment is terminated in accordance with the provisions hereof (the “Term”). The Executive’s employment with the Company will continue to be “at will,” meaning that the Executive’s employment may be terminated by the Company or the Executive at any time and for any reason subject to the terms of this Agreement. (b) Position and Duties. During the Term, the Executive shall serve as the Chief Financial Officer (CFO) of the Company effective March 24, 2023 and shall have such powers and duties as may from time to time be prescribed by the Chief Executive Officer (the “CEO”). The Executive shall devote the Executive’s full working time and efforts to the business and affairs of the Company. Notwithstanding the foregoing, the Executive may serve on other boards of directors, with the approval of the Chief Executive Officer (the “CEO”), or engage in religious, charitable or other community activities as long as such services and activities are disclosed to the Board and do not interfere with the Executive’s performance of the Executive’s duties to the Company. 2. Compensation and Related Matters. (a) Base Salary. Effective as of March 24, 2023, the Executive’s initial base salary shall be paid at the rate of $400,000 per year. The Executive’s base salary shall be reviewed annually by the Board or the Compensation Committee of the Board (the “Compensation Committee”). The base salary in effect at any given time is referred to herein as 1 EXHIBIT 10.1

“Base Salary.” The Base Salary shall be payable in a manner that is consistent with the Company’s usual payroll practices for executive officers. (b) Incentive Compensation. During the Term, the Executive shall be eligible to receive cash incentive compensation as determined by the Board or the Compensation Committee from time to time. The Executive’s initial target annual incentive compensation shall be $300,000 which is equivalent to 75% of the Executive’s Base Salary (the “Target Bonus”) and effective for FY 2024. The actual amount of the Executive’s annual incentive compensation, if any, shall be determined in the sole discretion of the Board or the Compensation Committee, subject to the terms of any applicable incentive compensation plan that may be in effect from time to time. Except as otherwise provided herein, to earn incentive compensation, the Executive must be employed by the Company on the day such incentive compensation is paid. (c) Expenses. The Executive shall be entitled to receive prompt reimbursement for all reasonable expenses incurred by the Executive during the Term in performing services hereunder, in accordance with the policies and procedures then in effect and established by the Company for its executive officers. (d) Other Benefits. During the Term, the Executive shall be eligible to participate in or receive benefits under the Company’s employee benefit plans in effect from time to time, subject to the terms of such plans. (e) Paid Time Off. During the Term, the Executive shall be entitled to take paid time off in accordance with the Company’s applicable paid time off policy for executives, as may be in effect from time to time. The Executive shall also be entitled to all paid holidays given by the Company to its executive officers. (f) Equity. The equity awards held by the Executive shall continue to be governed by the terms and conditions of the Company’s applicable equity incentive plan(s) and the applicable award agreement(s) governing the terms of such equity awards held by the Executive (collectively, the “Equity Documents”); provided, however, and notwithstanding anything to the contrary in the Equity Documents, in the event of a termination by the Company without Cause or by the Executive for Good Reason (as such terms are defined below), Section 5(c) or Section 6(a)(ii) of this Agreement, as applicable, shall apply. In the event of a Change in Control, notwithstanding anything to the contrary in any applicable option agreement or other stock-based award agreement, (i) fifty-percent (50%) of any then-unvested time-based stock options and other stock-based awards subject to time-based vesting held by the Executive (the “Time-Based Equity Awards”) shall immediately accelerate and become fully exercisable or nonforfeitable as of the date of such Change in Control (with such acceleration to apply to any awards scheduled to vest earliest in time) and (ii) subject to Section 6(a)(ii) of this Agreement, the remaining Time-Based Equity Awards shall accelerate and become fully exercisable or nonforfeitable as of the date of the first anniversary of the Change in Control, subject to the Executive’s continued service through such date. 3. Termination. During the Term, the Executive’s employment hereunder may be terminated without any breach of this Agreement under the following circumstances: 2 death. (a) Death. The Executive’s employment hereunder shall terminate upon (b) Disability. The Company may terminate the Executive’s employment if the Executive is disabled and unable to perform the essential functions of the Executive’s then existing position or positions under this Agreement with or without reasonable accommodation for a period of 180 days (which need not be consecutive) in any 12-month period. If any question shall arise as to whether during any period the Executive is disabled so as to be unable to perform the essential functions of the Executive’s then existing position or positions with or without reasonable accommodation, the Executive may, and at the request of the Company shall, submit to the Company a certification in reasonable detail by a physician selected by the Company to whom the Executive or the Executive’s guardian has no reasonable objection as to whether the Executive is so disabled or how long such disability is expected to continue, and such certification shall for the purposes of this Agreement be conclusive of the issue. The Executive shall cooperate with any reasonable request of the physician in connection with such certification. If such question shall arise and the Executive shall fail to submit such certification, the Company’s determination of such issue shall be binding on the Executive. Nothing in this Section 3(b) shall be construed to waive the Executive’s rights, if any, under existing law including, without limitation, the Family and Medical Leave Act of 1993, 29 U.S.C. §2601 et seq. and the Americans with Disabilities Act, 42 U.S.C. §12101 et seq. (c) Termination by the Company for Cause. The Company may terminate the Executive’s employment hereunder for Cause. For purposes of this Agreement, “Cause” shall mean any of the following: (i) conduct by the Executive constituting a material act of misconduct in connection with the performance of the Executive’s duties, including, without limitation, (A) willful failure or refusal to perform material responsibilities that have been requested by the CEO; (B) dishonesty to the CEO with respect to any material matter; or (C) misappropriation of funds or property of the Company or any of its subsidiaries or affiliates other than the occasional, customary and de minimis use of Company property for personal purposes; (ii) the commission by the Executive of acts satisfying the elements of (A) any felony or (B) a misdemeanor involving moral turpitude, deceit, dishonesty or fraud; (iii) any misconduct by the Executive, regardless of whether or not in the course of the Executive’s employment, that would reasonably be expected to result in material injury or reputational harm to the Company or any of its subsidiaries or affiliates if the Executive were to continue to be employed in the same position; (iv) continued unsatisfactory performance or non-performance by the Executive of the Executive’s duties hereunder (other than by reason of the Executive’s physical or mental illness, incapacity or disability) which has continued for more than 30 days following written notice of such unsatisfactory performance or non-performance from the CEO; (v) a breach by the Executive of any of the provisions contained in Section 8 of this Agreement or the Restrictive Covenants Agreement (as defined below); 3

(vi) a material violation by the Executive of any of the Company’s written employment policies; or (vii) the Executive’s failure to cooperate with a bona fide internal investigation or an investigation by regulatory or law enforcement authorities, after being instructed by the Company to cooperate, or the willful destruction or failure to preserve documents or other materials known to be relevant to such investigation or the inducement of others to fail to cooperate or to produce documents or other materials in connection with such investigation. (d) Termination by the Company without Cause. The Company may terminate the Executive’s employment hereunder at any time without Cause. Any termination by the Company of the Executive’s employment under this Agreement which does not constitute a termination for Cause under Section 3(c) and does not result from the death or disability of the Executive under Section 3(a) or (b) shall be deemed a termination without Cause. (e) Termination by the Executive without Good Reason. The Executive may terminate employment hereunder at any time without Good Reason (as defined below). (f) Termination by the Executive with Good Reason. The Executive may terminate employment hereunder with Good Reason. For purposes of this Agreement, “Good Reason” shall mean that the Executive has completed all steps of the Good Reason Process (hereinafter defined) following the occurrence of any of the following events without the Executive’s consent (each, a “Good Reason Condition”): (i) a material reduction in cash compensation (other than a reduction in the amount of variable compensation actually earned due to the failure to meet performance targets); or (ii) solely to the extent such termination occurs during the Change in Control Period, (A) a material diminution in the Executive’s responsibilities, authority or duties; (B) a material diminution in the authority, duties, or responsibilities of the supervisor to whom the service provider is required to report; (C) a material change in the geographic location at which the Executive provides services to the Company, such that there is an increase of at least thirty (30) miles of driving distance to such location from the Executive’s principal residence as of such change; or (D) a material breach of this Agreement. The “Good Reason Process” consists of the following steps: (a) the Executive reasonably determines in good faith that a Good Reason Condition has occurred; (b) the Executive notifies the Company in writing of the first occurrence of the Good Reason Condition within 60 days of the first occurrence of such condition; (d) the Executive cooperates in good faith with the Company’s efforts, for a period of not less than 30 days following such notice (the “Cure Period”), to remedy the Good Reason Condition; (e) notwithstanding such efforts, the Good Reason Condition continues to exist; and the Executive terminates employment within 60 days after the end of the Cure Period. If the Company cures the Good Reason condition during the Cure Period, Good Reason shall be deemed not to have occurred. 4. Notice and Date of Termination. (a) Notice of Termination. Except for termination as specified in Section 3(a), any termination of the Executive’s employment by the Company or any such termination by the Executive shall be communicated by written Notice of Termination to the other party 4 hereto. For purposes of this Agreement, a “Notice of Termination” shall mean a notice which shall indicate the specific termination provision in this Agreement relied upon. (b) Date of Termination. “Date of Termination” shall mean: (i) if the Executive’s employment is terminated by death, the date of death; (ii) if the Executive’s employment is terminated on account of disability under Section 3(b) or by the Company for Cause under Section 3(c), the date on which Notice of Termination is given; (iii) if the Executive’s employment is terminated by the Company under Section 3(d), the date on which a Notice of Termination is given or the date otherwise specified by the Company in the Notice of Termination; (iv) if the Executive’s employment is terminated by the Executive under Section 3(e), 30 days after the date on which a Notice of Termination is given, and (v) if the Executive’s employment is terminated by the Executive under Section 3(f), the date on which a Notice of Termination is given after the end of the Cure Period. Notwithstanding the foregoing, in the event that the Executive gives a Notice of Termination to the Company, the Company may unilaterally accelerate the Date of Termination and such acceleration shall not result in a termination by the Company for purposes of this Agreement. (c) Accrued Obligations. If the Executive’s employment with the Company is terminated for any reason, the Company shall pay or provide to the Executive (or to the Executive’s authorized representative or estate) (i) any Base Salary earned through the Date of Termination; (ii) unpaid expense reimbursements (subject to, and in accordance with, Section 2(c) of this Agreement); and (iii) any vested benefits the Executive may have under any employee benefit plan of the Company through the Date of Termination, which vested benefits shall be paid and/or provided in accordance with the terms of such employee benefit plans (collectively, the “Accrued Obligations”). 5. Severance Pay and Benefits Upon Termination by the Company without Cause Outside the Change in Control Period. During the Term, if the Executive’s employment is terminated by the Company without Cause as provided in Section 3(d), or the Executive terminates employment for Good Reason (due to the Good Reason Condition described in clause (i) of the definition thereof), in each case outside of the Change in Control Period, then the Company shall pay the Executive the Accrued Obligations. In addition, subject to (i) the Executive signing a separation agreement and release in a form and manner satisfactory to the Company, which shall include, without limitation, a general release of claims against the Company and all related persons and entities, and a reaffirmation of all of the Executive’s Continuing Obligations (as defined below), and shall provide that if the Executive breaches any of the Continuing Obligations, all payments of the Severance Amount shall immediately cease (the “Separation Agreement and Release”), and (ii) the Separation Agreement and Release becoming irrevocable, all within 60 days after the Date of Termination (or such shorter period as set forth in the Separation Agreement and Release), which shall include a seven (7) business day revocation period: (a) the Company shall pay the Executive an amount equal to twelve (12) months of the Executive’s Base Salary (the “Severance Amount”); and (b) the Company shall pay the Executive an amount equal to a prorated bonus for the fiscal year in which the Date of Termination occurs, which prorated amount shall be 5 calculated by assuming such bonus is awarded at target and then prorating such bonus based on when in the fiscal year the Date of Termination occurs (the “Prorated Bonus”) ; (c) notwithstanding anything to the contrary in any applicable option agreement or other stock-based award agreement, all Time-Based Equity Awards, to the extent such Time-Based Equity Awards otherwise would have become fully exercisable or nonforfeitable during the twelve (12) month period following the Date of Termination, shall immediately accelerate and become fully exercisable or nonforfeitable as of the later of (i) the Date of Termination or (ii) the effective date of the Separation Agreement and Release (the “Accelerated Vesting Date”); provided that any termination or forfeiture of the unvested portion of such Time-Based Equity Awards that would otherwise occur on the Date of Termination in the absence of this Agreement will be delayed until the effective date of the Separation Agreement and Release and will only occur if the vesting pursuant to this subsection does not occur due to the absence of the Separation Agreement and Release becoming fully effective within the time period set forth therein. Notwithstanding the foregoing, no additional vesting of the Time-Based Equity Awards shall occur during the period between the Executive’s Date of Termination and the Accelerated Vesting Date; (d) subject to the Executive’s copayment of premium amounts at the applicable active employees’ rate and the Executive’s proper election to receive benefits under the Consolidated Omnibus Budget Reconciliation Act of 1985, as amended (“COBRA”), the Company shall pay to the group health plan provider, the COBRA provider or the Executive a monthly payment equal to the monthly employer contribution that the Company would have made to provide health insurance to the Executive if the Executive had remained employed by the Company until the earliest of (A) the twelve (12) month anniversary of the Date of Termination; (B) the Executive’s eligibility for group medical plan benefits under any other employer’s group medical plan; or (C) the cessation of the Executive’s continuation rights under COBRA; provided, however, if the Company determines that it cannot pay such amounts to the group health plan provider or the COBRA provider (if applicable) without potentially violating applicable law (including, without limitation, Section 2716 of the Public Health Service Act), then the Company shall convert such payments to payroll payments directly to the Executive for the time period specified above. Such payments shall be subject to tax-related deductions and withholdings and paid on the Company’s regular payroll dates. For the avoidance of doubt, the taxable payments described above may be used for any purpose, including, but not limited to, continuation coverage under COBRA. The amounts payable under Section 5, to the extent taxable, shall be paid out in substantially equal installments in accordance with the Company’s payroll practice over twelve (12) months commencing within 60 days after the Date of Termination; provided, however, that if the 60-day period begins in one calendar year and ends in a second calendar year, the Severance Amount, to the extent it qualifies as “non-qualified deferred compensation” within the meaning of Section 409A of the Internal Revenue Code of 1986, as amended (the “Code”), shall begin to be paid in the second calendar year by the last day of such 60-day period; provided, further, that the initial payment shall include a catch-up payment to cover amounts retroactive to the day immediately following the Date of Termination. The Prorated Bonus shall be paid at the time such bonuses are normally paid to employees of the Company for such fiscal year (but in no event later than March 15 of the year following the year in which the Date of Termination occurs). Each 6 payment pursuant to this Agreement is intended to constitute a separate payment for purposes of Treasury Regulation Section 1.409A-2(b)(2). 6. Severance Pay and Benefits Upon Termination by the Company without Cause or by the Executive for Good Reason within the Change in Control Period. The provisions of this Section 6 shall apply in lieu of, and expressly supersede, the provisions of Section 5 regarding severance pay and benefits upon a termination by the Company without Cause or by the Executive for Good Reason if such termination of employment occurs within twenty-four (24) months after the occurrence of the first event constituting a Change in Control (such period, the “Change in Control Period”). These provisions shall terminate and be of no further force or effect after the Change in Control Period. (a) Change in Control Period. During the Term, if during the Change in Control Period the Executive’s employment is terminated by the Company without Cause as provided in Section 3(d) or the Executive terminates employment for Good Reason, then, subject to the signing of the Separation Agreement and Release by the Executive and the Separation Agreement and Release becoming fully effective, all within the time frame set forth in the Separation Agreement and Release but in no event more than 60 days after the Date of Termination: (i) the Company shall pay the Executive a lump sum in cash in an amount equal to the sum of (i) one and one-half (1.5) times the sum of (A) the Executive’s then current Base Salary (or the Executive’s Base Salary in effect immediately prior to the Change in Control, if higher) plus (B) the Executive’s Target Bonus for the then-current year and (ii) a prorated bonus for the fiscal year in which the Date of Termination occurs, which prorated amount shall be calculated by assuming such bonus is awarded at target and then prorating such bonus based on when in the fiscal year the Date of Termination occurs (collectively, the “Change in Control Payment”); and (ii) notwithstanding anything to the contrary in any applicable option agreement or other stock-based award agreement, to the extent not previously accelerated pursuant to Section 2(f), all Time-Based Equity Awards shall immediately accelerate and become fully exercisable or nonforfeitable as of the later of (i) the Date of Termination or (ii) the Accelerated Vesting Date; provided that any termination or forfeiture of the unvested portion of such Time-Based Equity Awards that would otherwise occur on the Date of Termination in the absence of this Agreement will be delayed until the Effective Date of the Separation Agreement and Release and will only occur if the vesting pursuant to this subsection does not occur due to the absence of the Separation Agreement and Release becoming fully effective within the time period set forth therein. Notwithstanding the foregoing, no additional vesting of the Time-Based Equity Awards shall occur during the period between the Executive’s Date of Termination and the Accelerated Vesting Date; and (iii) subject to the Executive’s copayment of premium amounts at the applicable active employees’ rate and the Executive’s proper election to receive benefits under the Consolidated Omnibus Budget Reconciliation Act of 1985, as amended (“COBRA”), the Company shall pay to the group health plan provider, the COBRA 7 provider or the Executive a monthly payment equal to the monthly employer contribution that the Company would have made to provide health insurance to the Executive if the Executive had remained employed by the Company until the earliest of (A) the eighteen (18) month anniversary of the Date of Termination; (B) the Executive’s eligibility for group medical plan benefits under any other employer’s group medical plan; or (C) the cessation of the Executive’s continuation rights under COBRA; provided, however, if the Company determines that it cannot pay such amounts to the group health plan provider or the COBRA provider (if applicable) without potentially violating applicable law (including, without limitation, Section 2716 of the Public Health Service Act), then the Company shall convert such payments to payroll payments directly to the Executive for the time period specified above. Such payments shall be subject to tax-related deductions and withholdings and paid on the Company’s regular payroll dates. For the avoidance of doubt, the taxable payments described above may be used for any purpose, including, but not limited to, continuation coverage under COBRA. The amounts payable under this Section 6(a), to the extent taxable, shall be paid or commence to be paid within 60 days after the Date of Termination; provided, however, that if the 60-day period begins in one calendar year and ends in a second calendar year, such payments to the extent they qualify as “non-qualified deferred compensation” within the meaning of Section 409A of the Code, shall be paid or commence to be paid in the second calendar year by the last day of such 60-day period. (b) Additional Limitation. (i) Anything in this Agreement to the contrary notwithstanding, in the event that the amount of any compensation, payment or distribution by the Company to or for the benefit of the Executive, whether paid or payable or distributed or distributable pursuant to the terms of this Agreement or otherwise, calculated in a manner consistent with Section 280G of the Code, and the applicable regulations thereunder (the “Aggregate Payments”), would be subject to the excise tax imposed by Section 4999 of the Code, then the Aggregate Payments shall be reduced (but not below zero) so that the sum of all of the Aggregate Payments shall be $1.00 less than the amount at which the Executive becomes subject to the excise tax imposed by Section 4999 of the Code; provided that such reduction shall only occur if it would result in the Executive receiving a higher After Tax Amount (as defined below) than the Executive would receive if the Aggregate Payments were not subject to such reduction. In such event, the Aggregate Payments shall be reduced in the following order, in each case, in reverse chronological order beginning with the Aggregate Payments that are to be paid the furthest in time from consummation of the transaction that is subject to Section 280G of the Code: (1) cash payments not subject to Section 409A of the Code; (2) cash payments subject to Section 409A of the Code; (3) equity-based payments and acceleration; and (4) non-cash forms of benefits; provided that in the case of all the foregoing Aggregate Payments all amounts or payments that are not subject to calculation under Treas. Reg. §1.280G-1, Q&A-24(b) or (c) shall be reduced before any amounts that are subject to calculation under Treas. Reg. §1.280G-1, Q&A-24(b) or (c). 8

(ii) For purposes of this Section 6(b), the “After Tax Amount” means the amount of the Aggregate Payments less all federal, state, and local income, excise and employment taxes imposed on the Executive as a result of the Executive’s receipt of the Aggregate Payments. For purposes of determining the After Tax Amount, the Executive shall be deemed to pay federal income taxes at the highest marginal rate of federal income taxation applicable to individuals for the calendar year in which the determination is to be made, and state and local income taxes at the highest marginal rates of individual taxation in each applicable state and locality, net of the maximum reduction in federal income taxes which could be obtained from deduction of such state and local taxes. (iii) The determination as to whether a reduction in the Aggregate Payments shall be made pursuant to Section 6(b)(i) shall be made by a nationally recognized accounting firm selected by the Company (the “Accounting Firm”), which shall provide detailed supporting calculations both to the Company and the Executive within 15 business days of the Date of Termination, if applicable, or at such earlier time as is reasonably requested by the Company or the Executive. Any determination by the Accounting Firm shall be binding upon the Company and the Executive. (c) Definitions. For purposes of this Section 6, the following terms shall have the following meanings: “Change in Control” shall mean any of the following: (i) any “person,” as such term is used in Sections 13(d) and 14(d) of the Securities Exchange Act of 1934, as amended (the “Act”) (other than the Company, any of its subsidiaries, or any trustee, fiduciary or other person or entity holding securities under any employee benefit plan or trust of the Company or any of its subsidiaries), together with all “affiliates” and “associates” (as such terms are defined in Rule 12b-2 under the Act) of such person, shall become the “beneficial owner” (as such term is defined in Rule 13d-3 under the Act), directly or indirectly, of securities of the Company representing 50 percent or more of the combined voting power of the Company’s then outstanding securities having the right to vote in an election of the Board (“Voting Securities”) (in such case other than as a result of an acquisition of securities directly from the Company); or (ii) the date a majority of the members of the Board is replaced during any 12-month period by directors whose appointment or election is not endorsed by a majority of the members of the Board before the date of the appointment or election; or (iii) the consummation of (A) any consolidation or merger of the Company where the stockholders of the Company, immediately prior to the consolidation or merger, would not, immediately after the consolidation or merger, beneficially own (as such term is defined in Rule 13d-3 under the Act), directly or indirectly, shares representing in the aggregate more than 50 percent of the voting shares of the Company issuing cash or securities in the consolidation or merger (or of its ultimate parent corporation, if any), or (B) any sale or other transfer (in one transaction or a series of 9 transactions contemplated or arranged by any party as a single plan) of all or substantially all of the assets of the Company. Notwithstanding the foregoing, a “Change in Control” shall not be deemed to have occurred for purposes of the foregoing clause (i) solely as the result of an acquisition of securities by the Company which, by reducing the number of shares of Voting Securities outstanding, increases the proportionate number of Voting Securities beneficially owned by any person to 50 percent or more of the combined voting power of all of the then outstanding Voting Securities; provided, however, that if any person referred to in this sentence shall thereafter become the beneficial owner of any additional shares of Voting Securities (other than pursuant to a stock split, stock dividend, or similar transaction or as a result of an acquisition of securities directly from the Company) and immediately thereafter beneficially owns 50 percent or more of the combined voting power of all of the then outstanding Voting Securities, then a “Change in Control” shall be deemed to have occurred for purposes of the foregoing clause (i). 7. Section 409A. (a) Anything in this Agreement to the contrary notwithstanding, if at the time of the Executive’s separation from service within the meaning of Section 409A of the Code, the Company determines that the Executive is a “specified employee” within the meaning of Section 409A(a)(2)(B)(i) of the Code, then to the extent any payment or benefit that the Executive becomes entitled to under this Agreement or otherwise on account of the Executive’s separation from service would be considered deferred compensation otherwise subject to the 20 percent additional tax imposed pursuant to Section 409A(a) of the Code as a result of the application of Section 409A(a)(2)(B)(i) of the Code, such payment shall not be payable and such benefit shall not be provided until the date that is the earlier of (A) six months and one day after the Executive’s separation from service, or (B) the Executive’s death. If any such delayed cash payment is otherwise payable on an installment basis, the first payment shall include a catch-up payment covering amounts that would otherwise have been paid during the six-month period but for the application of this provision, and the balance of the installments shall be payable in accordance with their original schedule. (b) All in-kind benefits provided and expenses eligible for reimbursement under this Agreement shall be provided by the Company or incurred by the Executive during the time periods set forth in this Agreement. All reimbursements shall be paid as soon as administratively practicable, but in no event shall any reimbursement be paid after the last day of the taxable year following the taxable year in which the expense was incurred. The amount of in-kind benefits provided or reimbursable expenses incurred in one taxable year shall not affect the in-kind benefits to be provided or the expenses eligible for reimbursement in any other taxable year (except for any lifetime or other aggregate limitation applicable to medical expenses). Such right to reimbursement or in-kind benefits is not subject to liquidation or exchange for another benefit. (c) To the extent that any payment or benefit described in this Agreement constitutes “non-qualified deferred compensation” under Section 409A of the Code, and to the extent that such payment or benefit is payable upon the Executive’s termination of employment, then such payments or benefits shall be payable only upon the Executive’s “separation from 10 service.” The determination of whether and when a separation from service has occurred shall be made in accordance with the presumptions set forth in Treasury Regulation Section 1.409A-1(h). (d) The parties intend that this Agreement will be administered in accordance with Section 409A of the Code. To the extent that any provision of this Agreement is ambiguous as to its compliance with Section 409A of the Code, the provision shall be read in such a manner so that all payments hereunder comply with Section 409A of the Code. Each payment pursuant to this Agreement or the Restrictive Covenants Agreement is intended to constitute a separate payment for purposes of Treasury Regulation Section 1.409A-2(b)(2). The parties agree that this Agreement may be amended, as reasonably requested by either party, and as may be necessary to fully comply with Section 409A of the Code and all related rules and regulations in order to preserve the payments and benefits provided hereunder without additional cost to either party. (e) The Company makes no representation or warranty and shall have no liability to the Executive or any other person if any provisions of this Agreement are determined to constitute deferred compensation subject to Section 409A of the Code but do not satisfy an exemption from, or the conditions of, such Section. 8. Continuing Obligations. (a) Restrictive Covenants Agreement. The terms of the Employee Confidentiality and Assignment Agreement, dated June 23, 2019 (the “Restrictive Covenants Agreement”), between the Company and the Executive, attached hereto as Exhibit A, continue to be in full force and effect. For purposes of this Agreement, the obligations in this Section 8 and those that arise in the Restrictive Covenants Agreement and any other agreement relating to confidentiality, assignment of inventions, or other restrictive covenants shall collectively be referred to as the “Continuing Obligations.” (b) Third-Party Agreements and Rights. The Executive hereby confirms that the Executive is not bound by the terms of any agreement with any previous employer or other party which restricts in any way the Executive’s use or disclosure of information, other than confidentiality restrictions (if any), or the Executive’s engagement in any business. The Executive represents to the Company that the Executive’s execution of this Agreement, the Executive’s employment with the Company and the performance of the Executive’s proposed duties for the Company will not violate any obligations the Executive may have to any such previous employer or other party. In the Executive’s work for the Company, the Executive will not disclose or make use of any information in violation of any agreements with or rights of any such previous employer or other party, and the Executive will not bring to the premises of the Company any copies or other tangible embodiments of non-public information belonging to or obtained from any such previous employment or other party. (c) Litigation and Regulatory Cooperation. During and after the Executive’s employment, the Executive shall cooperate fully with the Company in (i) the defense or prosecution of any claims or actions now in existence or which may be brought in the future against or on behalf of the Company which relate to events or occurrences that transpired while the Executive was employed by the Company, and (ii) the investigation, whether internal or 11 external, of any matters about which the Company believes the Executive may have knowledge or information. The Executive’s full cooperation in connection with such claims, actions or investigations shall include, but not be limited to, being available to meet with counsel to answer questions or to prepare for discovery or trial and to act as a witness on behalf of the Company at mutually convenient times. During and after the Executive’s employment, the Executive also shall cooperate fully with the Company in connection with any investigation or review of any federal, state or local regulatory authority as any such investigation or review relates to events or occurrences that transpired while the Executive was employed by the Company. The Company shall reimburse the Executive for any reasonable out-of-pocket expenses incurred in connection with the Executive’s performance of obligations pursuant to this Section 8(c). (d) Relief. The Executive agrees that it would be difficult to measure any damages caused to the Company which might result from any breach by the Executive of the Continuing Obligations, and that in any event money damages would be an inadequate remedy for any such breach. Accordingly, the Executive agrees that if the Executive breaches, or proposes to breach, any portion of the Continuing Obligations, the Company shall be entitled, in addition to all other remedies that it may have, to an injunction or other appropriate equitable relief to restrain any such breach without the posting of a bond and without showing or proving any actual damage to the Company. (e) Protected Disclosures and Other Protected Action. Nothing in this Agreement shall be interpreted or applied to prohibit the Executive from making any good faith report to any governmental agency or other governmental entity (a “Government Agency”) concerning any act or omission that the Executive reasonably believes constitutes a possible violation of federal or state law or making other disclosures that are protected under the anti- retaliation or whistleblower provisions of applicable federal or state law or regulation. In addition, nothing contained in this Agreement limits the Executive’s ability to communicate with any Government Agency or otherwise participate in any investigation or proceeding that may be conducted by any Government Agency, including the Executive’s ability to provide documents or other information, without notice to the Company. In addition, for the avoidance of doubt, pursuant to the federal Defend Trade Secrets Act of 2016, the Executive shall not be held criminally or civilly liable under any federal or state trade secret law or under this Agreement or the Restrictive Covenants Agreement for the disclosure of a trade secret that (a) is made (i) in confidence to a federal, state, or local government official, either directly or indirectly, or to an attorney; and (ii) solely for the purpose of reporting or investigating a suspected violation of law; or (b) is made in a complaint or other document filed in a lawsuit or other proceeding, if such filing is made under seal. 9. Integration. This Agreement constitutes the entire agreement between the parties with respect to the subject matter hereof and supersedes all prior agreements between the parties concerning such subject matter, including the Prior Agreement, provided that the Restrictive Covenants Agreement and the Equity Documents remain in full force and effect. 10. Withholding; Tax Effect. All payments made by the Company to the Executive under this Agreement shall be net of any tax or other amounts required to be withheld by the Company under applicable law. Nothing in this Agreement shall be construed to require the Company to make any payments to compensate the Executive for any adverse tax effect 12 associated with any payments or benefits or for any deduction or withholding from any payment or benefit. 11. Assignment. Neither the Executive nor the Company may make any assignment of this Agreement or any interest in it, by operation of law or otherwise, without the prior written consent of the other; provided, however, that the Company may assign its rights and obligations under this Agreement (including the Restrictive Covenants Agreement) without the Executive’s consent to any affiliate or to any person or entity with whom the Company shall hereafter effect a reorganization, consolidate with, or merge into or to whom it transfers all or substantially all of its properties or assets; provided further that if the purchaser in any transaction involving the transfer of all or substantially all of the Company’s assets assumes this Agreement and the Executive accepts a position with the purchaser that is equivalent or better to the Executive’s position immediately preceding such transaction, then the Executive shall not be entitled to any Severance Amount pursuant to Section 5 or any Change in Control Payment pursuant to Section 6. This Agreement shall inure to the benefit of and be binding upon the Executive and the Company, and each of the Executive’s and the Company’s respective successors, executors, administrators, heirs and permitted assigns. 12. Enforceability. If any portion or provision of this Agreement (including, without limitation, any portion or provision of any section of this Agreement) shall to any extent be declared illegal or unenforceable by a court of competent jurisdiction, then the remainder of this Agreement, or the application of such portion or provision in circumstances other than those as to which it is so declared illegal or unenforceable, shall not be affected thereby, and each portion and provision of this Agreement shall be valid and enforceable to the fullest extent permitted by law. 13. Survival. The provisions of this Agreement shall survive the termination of this Agreement and/or the termination of the Executive’s employment to the extent necessary to effectuate the terms contained herein. 14. Waiver. No waiver of any provision hereof shall be effective unless made in writing and signed by the waiving party. The failure of any party to require the performance of any term or obligation of this Agreement, or the waiver by any party of any breach of this Agreement, shall not prevent any subsequent enforcement of such term or obligation or be deemed a waiver of any subsequent breach. 15. Notices. Any notices, requests, demands and other communications provided for by this Agreement shall be sufficient if in writing and delivered in person or sent by a nationally recognized overnight courier service or by registered or certified mail, postage prepaid, return receipt requested, to the Executive at the last address the Executive has filed in writing with the Company or, in the case of the Company, at its main offices, attention of the Board. 16. Amendment. This Agreement may be amended or modified only by a written instrument signed by the Executive and by a duly authorized representative of the Company. 17. Effect on Other Plans and Agreements. An election by the Executive to resign for Good Reason under the provisions of this Agreement shall not be deemed a voluntary 13 termination of employment by the Executive for the purpose of interpreting the provisions of any of the Company's benefit plans, programs or policies. Nothing in this Agreement shall be construed to limit the rights of the Executive under the Company’s benefit plans, programs or policies except as otherwise provided in Section 8 hereof, and except that the Executive shall have no rights to any severance benefits under any Company severance pay plan, offer letter or otherwise. In the event that the Executive is party to an agreement with the Company providing for payments or benefits under such agreement and this Agreement, the terms of this Agreement shall govern and the Executive may receive payment under this Agreement only and not both. Further, Section 5 and Section 6 of this Agreement are mutually exclusive and in no event shall the Executive be entitled to payments or benefits pursuant to both Section 5 and Section 6 of this Agreement. 18. Governing Law. This is a New York contract and shall be construed under and be governed in all respects by the laws of the State of New York, without giving effect to the conflict of laws principles thereof. With respect to any disputes concerning federal law, such disputes shall be determined in accordance with the law as it would be interpreted and applied by the United States Court of Appeals for the Second Circuit. 19. Counterparts. This Agreement may be executed in any number of counterparts, each of which when so executed and delivered shall be taken to be an original; but such counterparts shall together constitute one and the same document. IN WITNESS WHEREOF, the parties have executed this Agreement effective on the “Effective Date.” PHREESIA, INC. By: /s/ Chaim Indig Its: Chief Executive Officer EXECUTIVE: By: /s/ Balaji Gandhi Balaji Gandhi 14

DocuSign Envelope ID: 013699B5-EA8E-4103-95BE-1461AC129709 PHREESIA, INC. Employee Confidentiality, Restrictive Covenant and Assignment Agreement In consideration and as a condition of my employment by Phreesia, Inc. (including its subsidiaries and other affiliates and its and their successors and assigns, the “Company”), I agree as follows: 1. Proprietary Information. I agree that all information, whether or not in writing, concerning the Company’s business, technology, business relationships or business, legal or financial affairs which the Company has not released to the general public, is not generally known to the public or in the industry, is a competitive asset of the Company, constitutes a “trade secret” under applicable law and/or the disclosure of which could result in a competitive disadvantage to the Company (collectively, “Proprietary Information”) is and will be the exclusive property of the Company. By way of illustration, Proprietary Information includes such information and materials, such as: (a) corporate, legal and financial information, including plans, strategies, developments, methods, policies, resolutions, negotiations, contracts, litigation, claims, performance data, debt arrangements, equity structure, investors and holdings, and purchasing, pricing and sales data; (b) customer and client information, including prices, terms and conditions of the Company’s arrangements or contracts with its clients and customers, the identities, needs, preferences and requirements of the Company’s clients and customers and their use of the Company’s systems, products and/or services, the nature, extent and particulars of the business dealings between the Company and its clients and customers, client and customer lists and contact information, and any other information provided to the Company by its clients and customers under obligation of confidentiality; (c) marketing and performance information, including strategies, methods, pricing policies and price lists, cost and performance data, financial results, planning data, customers, clients and prospects contacts, lists and preferences, referral sources and information, vendor and supplier lists, contacts and preferences, and market or sales analyses, projections, reports, or forecasts; (d) operational, technological, product and service information, including plans, specifications, manuals, forms, templates, software, source code, object code, designs, research, developments,, methods, procedures, formulas, discoveries, inventions, improvements, intellectual property, innovations, concepts, ideas, and system, product and/or service specifications, features, advantages, disadvantages and/or limitations; and (e) personnel information, including personnel lists, reporting or organizational structure, resumes, personnel data, compensation structure, performance evaluations and termination arrangements or documents. Proprietary Information also includes information received in confidence by the Company from its clients, customers or suppliers or other third parties. 2. Non-Disclosure; Recognition of Company’s Rights. I understand and agree that all Proprietary Information (whether developed, compiled or created by me during my employment or by the Company at any time) is and will be the exclusive property of the Company; is extremely valuable to the Company, provides the Company with competitive business advantages and is critical to the Company’s survival and success; and that I have and will derive significant value from the Company’s disclosing and providing me access to Proprietary Information in connection with my employment. I will not, at any time, without the Company’s prior written permission, either during or after my employment, disclose any Proprietary Information to anyone outside of the Company, or use or permit to be used any Proprietary Information for any purpose other than the lawful and good faith performance of my duties as an employee of the Company. I will cooperate with the Company and use my best efforts to prevent the unauthorized disclosure of all Proprietary Information. Without limiting my obligations under paragraph 7 below, I will deliver to the Company all copies of Proprietary Information in my possession or control upon the earlier of a request by the Company or termination of my employment. 15 Exhibit A

DocuSign Envelope ID: 013699B5-EA8E-4103-95BE-1461AC129709 3. Defend Trade Secret Act Notice; Whistleblowing; Protected Disclosures. I am hereby given notice and understand that pursuant to the federal Defend Trade Secrets Act of 2016, I shall not be held criminally or civilly liable under any federal or state trade secret law for the disclosure of a trade secret that (A) is made (i) in confidence to a federal, state, or local government official, either directly or indirectly, or to an attorney; and (ii) solely for the purpose of reporting or investigating a suspected violation of law; or (B) is made in a complaint or other document filed in a lawsuit or other proceeding, if such filing is made under seal. For the avoidance of doubt, nothing in this Agreement shall be interpreted or applied to prohibit me from making any good faith report or providing any information to any governmental agency or other governmental entity concerning any act or omission that I reasonably believe constitutes a possible violation of federal or state law or making other disclosures that are protected under the anti-retaliation or whistleblower provisions of applicable federal or state law or regulation. I also understand that nothing in this Agreement limits my ability to share compensation information concerning myself or others, except that this does not permit me to disclose compensation information concerning others that I obtain because my job responsibilities require or allow access to such information. 4. Rights of Others. I understand that the Company is now and may hereafter be subject to non-disclosure or confidentiality agreements with third persons which require the Company to protect or refrain from use of proprietary information. I agree to be bound by the terms of such agreements in the event I have access to such proprietary information. 5. Commitment to Company; Avoidance of Conflict of Interest. While an employee of the Company, I will devote my full-time efforts to the Company’s business and I will not engage in any other business activity that conflicts with my duties to the Company. I will advise the president of the Company or his or her nominee at such time as any activity of either the Company or another business presents me with a conflict of interest or the appearance of a conflict of interest as an employee of the Company. I will take whatever action is requested of me by the Company to resolve any conflict or appearance of conflict which it finds to exist. 6. Developments. I acknowledge that all work performed by me has been and is on a “work for hire” basis, and I hereby confirm that I have assigned and transferred to the Company and hereby do assign and transfer and, to the extent any such assignment cannot be made at present, will assign and transfer, to the Company and its successors and assigns all my right, title and interest in all inventions, discoveries, designs, developments, methods, modifications, improvements, processes, algorithms, databases, computer programs, formulae, techniques, trade secrets, graphics or images, and audio or visual works and other works of authorship (collectively “Developments”), whether or not patentable or copyrightable, that heretofore have been or hereafter are created, made, conceived or reduced to practice by me (alone or jointly with others) or under my direction during the period of my employment that (a) relate to the business of the Company or any of the products or services being researched, developed, manufactured or sold by the Company or which may be used with such products or services; or (b) result from tasks assigned to me by the Company; or (c) result from the use of premises or personal property (whether tangible or intangible) owned, leased or contracted for by the Company (“Company- Related Developments”), and all related patents, patent applications, trademarks and trademark applications, copyrights and copyright applications, and other intellectual property rights in all countries and territories worldwide and under any international conventions (“Intellectual Property Rights”). To preclude any possible uncertainty, I have set forth on Exhibit A attached hereto a complete list of Developments that I have, alone or jointly with others, conceived, developed or reduced to practice prior to the commencement of my employment with the Company that I consider to be my property or the property of third parties and that I wish to have excluded from the scope of this Agreement (“Prior Inventions”). If disclosure of any such Prior Invention would cause me to 16

DocuSign Envelope ID: 013699B5-EA8E-4103-95BE-1461AC129709 violate any prior confidentiality agreement, I understand that I am not to list such Prior Inventions in Exhibit A but am only to disclose a cursory name for each such invention, a listing of the party(ies) to whom it belongs and the fact that full disclosure as to such inventions has not been made for that reason. I have also listed on Exhibit A all patents and patent applications in which I am named as an inventor, other than those which have been assigned to the Company (“Other Patent Rights”). If no such disclosure is attached, I represent that there are no Prior Inventions or Other Patent Rights. If, in the course of my employment with the Company, I have incorporated or incorporate a Prior Invention into a Company product, process or machine or other work done for the Company, I hereby grant to the Company a nonexclusive, royalty-free, paid-up, irrevocable, worldwide license (with the full right to sublicense) to make, have made, modify, use, sell, offer for sale and import such Prior Invention. Notwithstanding the foregoing, I will not incorporate, or permit to be incorporated, Prior Inventions in any Company-Related Development without the Company’s prior written consent. This Agreement does not obligate me to assign to the Company any Development which, in the sole judgment of the Company, reasonably exercised, was or is developed entirely on my own time and does not relate to the business efforts or research and development efforts in which, during the period of my employment, the Company actually is engaged or reasonably would be engaged, and does not result from the use of premises or equipment owned or leased by the Company. However, I will also promptly disclose to the Company any such Developments for the purpose of determining whether they qualify for such exclusion. I understand that to the extent this Agreement is required to be construed in accordance with the laws of any state which precludes a requirement in an employee agreement to assign certain classes of inventions made by an employee, this paragraph 6 will be interpreted not to apply to any invention which a court rules and/or the Company agrees falls within such classes. I also hereby waive all claims to any moral rights or other special rights which I may have or accrue in any Company-Related Developments. 7. Documents and Other Materials; Return of Company Property. All documents, files, letters, notes, memoranda, reports, records, data, computer files, programs, sketches, drawings, notebooks, layouts, charts, quotations and proposals, specification sheets, or other written, photographic or other tangible material, and all equipment and other physical property and materials (including all copies, in any form or media, whether hard-copy, data, digital, electronic or otherwise) whether created by me or others, or which are furnished to me by the Company or to which I am otherwise given access or am privy or which come into my custody or possession in connection with or due to my employment with the Company, are and will remain the exclusive property of the Company to be used by me only in the lawful and good faith performance of my duties for the Company. Any property situated on the Company’s premises and owned by the Company, including without limitation computers, disks and other storage media, filing cabinets or other work areas, is subject to inspection by the Company at any time with or without notice. In the event of the termination of my employment for any reason, I will deliver to the Company all Company property and equipment in my possession, custody or control, including all documents, files, letters, notes, memoranda, reports, records, data, computer files, programs, sketches, drawings, notebooks, layouts, charts, quotations and proposals, specification sheets, or other written, photographic or other tangible material, including, without limitation, all such materials and property constituting or containing Proprietary Information, and other materials of any nature pertaining to the Proprietary Information of the Company and/or to my work, and will not take or keep in my possession any of the foregoing or any copies. 8. Enforcement of Intellectual Property Rights. I will cooperate fully with the Company, both during and after my employment with the Company, with respect to the procurement, maintenance and enforcement of Intellectual Property Rights in Company-Related Developments. 17

DocuSign Envelope ID: 013699B5-EA8E-4103-95BE-1461AC129709 I will sign, both during and after the term of this Agreement, all papers, including without limitation copyright applications, patent applications, declarations, oaths, assignments of priority rights, and powers of attorney, which the Company may deem necessary or desirable in order to protect its rights and interests in any Company-Related Development. If the Company is unable, after reasonable effort, to secure my signature on any such papers, I hereby irrevocably designate and appoint each officer of the Company as my agent and attorney-in-fact to execute any such papers on my behalf, and to take any and all actions as the Company may deem necessary or desirable in order to protect its rights and interests in any Company-Related Development. 9. Non-Competition. In order to protect the Company’s Proprietary Information, customer and other business relationships and goodwill, during my employment and for a period of one (1) year following the termination of my employment for any reason (whether terminated by me or the Company) (the “Non-Compete Period”), I will not, without the express written consent of the Company, directly or indirectly, whether as owner, partner, shareholder, director, manager, consultant, agent, employee, co-venturer or otherwise, engage, participate or invest in, or be employed or engaged with or by any person or entity engaged in, a Competing Business. For purposes of the foregoing, I or any person or entity will be deemed to be engaged in a “Competing Business” if I, he/she or it is engaged (or seeking to engage) in any way in developing, manufacturing, offering, producing, providing, marketing, performing, licensing, or soliciting business for any product, service or system that is competitive with, the same as, similar to, performs, serves or provides a similar function as, or can be used as a reasonable or competitive substitute or replacement for, any product, service or system offered, sold, provided, marketed, developed, manufactured, offered, produced, performed, or licensed or that is being developed or is the subject of active planning by the Company at any time during my employment with the Company (each a “Competitive Product or Service”). The foregoing restrictions under this paragraph 9: (i) shall be limited to the states in the U.S. within which the Company, directly or indirectly, sells, offers, markets, develops, produces, manufactures, performs, provides, services, or solicits business for its products, services or systems at any time during my employment (or is actively seeking or planning to do so at the time my employment ends); and (ii) shall not prohibit me from any passive investment in publicly traded stock of a company representing less than one percent of the stock of such company 10. Non-Solicitation. In addition, to protect the Company’s Proprietary Information, customer and other business relationships and goodwill, during my employment and for a period of one (1) year following the termination of my employment for any reason (whether terminated by me or the Company) with respect to Section 10(a), and for a period of two (2) years following termination of my employment for any reason (whether terminated by me or the Company) with respect to Section 10(b) (together, the “Non-Solicit Period”), I will not (other than for the benefit of the Company), directly or indirectly, do, attempt to do, or assist or facilitate any other person or entity to do any of the following: (a) (i) solicit, induce, encourage, persuade or procure any customer of the Company to cease doing business with or otherwise terminate, limit, postpone, divert or diminish its relationship, business dealings or patronage with the Company, or otherwise interfere with such Customer’s contracts, relationship or dealings with the Company; (ii) contact or solicit any Customer of the Company in connection with a Competing Business and/or any Competitive Product or Service; or (iii) sell, provide, perform, offer or promote any service, product or system for/to any Customer of the Company that is a Competitive Product or Service or that otherwise competes with the Company or any of its products, services or systems; or (b) (i) hire, employ, engage or solicit for hire, employment or engagement any employee, consultant, or contractor of the Company (or any person who was employed or engaged by the 18

DocuSign Envelope ID: 013699B5-EA8E-4103-95BE-1461AC129709 Company at any time during the twelve (12) months preceding such solicitation or hiring); or (ii) solicit, induce, encourage, persuade or procure any employee, consultant, or contractor, of the Company to give up, terminate, limit, postpone, divert, diminish or not to commence or continue his/her or its employment, engagement or other relationship with the Company, or otherwise interfere with such person or entity’s contract or relationship with the Company. For purposes of the restrictions under this paragraph 10, “Customer of the Company” means any person or entity who or which is or was a customer or client (or active prospective customer or client) of the Company at any time during the twenty-four (24) month period prior to the end of my employment with the Company and with or in regard to whom I had business dealings or responsibilities on behalf of the Company or about whom I developed, had or was privy to Proprietary Information. I acknowledge and agree that the restrictive covenants set forth in paragraphs 9 and 10 shall not supersede or be superseded by, and shall be read in conjunction with, any non-solicitation, non- competition and confidentiality agreement or other restrictive covenants entered into between me and the Company to effect the greatest restriction. 11. Prior Agreements. I hereby represent that, except as I have fully disclosed previously in writing to the Company, I am not bound by the terms of any agreement with any previous employer or other party to refrain from using or disclosing any trade secret or confidential or proprietary information in the course of my employment with the Company or to refrain from competing, directly or indirectly, with the business of such previous employer or any other party. I further represent that my performance of all the terms of this Agreement as an employee of the Company does not and will not breach any agreement to keep in confidence proprietary information, knowledge or data acquired by me in confidence or in trust prior to my employment with the Company. I will not disclose to the Company or induce the Company to use any confidential or proprietary information or material belonging to any previous employer or others. 12. Enforcement; Remedies Upon Breach. I understand that the restrictions contained in this Agreement are intended for the protection of the Company’s interests in its Proprietary Information, customer, client and other business relationships, and goodwill, and are necessary, reasonable and appropriate for this purpose. I recognize and agree that any breach of this Agreement is likely to cause the Company substantial and irrevocable damage and irreparable harm (and that it may be difficult to measure any damages that might be caused to the Company from any breach). I also acknowledge and agree that (i) without the obligations/restrictions undertaken by me in this Agreement, I would be in a position to compete unfairly with the Company, and (ii) my education and experience are such that those obligations/restrictions will not unreasonably interfere with my ability to earn a livelihood. Accordingly, in the event of such breach of this Agreement by me, the Company, in addition to such other remedies which may be available, will be entitled to specific performance and to temporary, preliminary and permanent injunctive relief (in addition to all other remedies it may have for damages or otherwise, in law or equity) to restrain such breach or threatened breach, without proving actual damages and without the posting of a bond. 13. Use of Voice, Image and Likeness. I give the Company permission to use any and all of my voice, image and likeness, with or without using my name, in connection with the products and/or services of the Company, for the purposes of advertising and promoting such products and/or services and/or the Company, and/or for other purposes deemed appropriate by the Company in its reasonable discretion, except to the extent prohibited by law. 14. Employment At-Will; No Employment Obligation. I understand that this Agreement does not create an obligation on the Company or any other person or entity to continue my employment for any defined or guaranteed period of time, duration, or terms and conditions. I acknowledge that, unless otherwise agreed in a formal written employment agreement signed on 19

DocuSign Envelope ID: 013699B5-EA8E-4103-95BE-1461AC129709 behalf of the Company by an authorized officer, my employment with the Company is at-will for all purposes and therefore may be terminated by the Company or me at any time and for any reason, with or without cause or notice. 15. Survival and Assignment by the Company. I understand that my obligations and restrictions under this Agreement will continue in accordance with its express terms regardless of any changes in my title, position, duties, salary, compensation or benefits or other terms and conditions of employment. I further understand that my obligations under this Agreement will continue following the termination of my employment regardless of the manner of such termination and regardless of whether terminated by me or the Company, and will be binding upon my heirs, executors and administrators. The Company has the right to assign this Agreement to its affiliates, successors and assigns and I hereby consent to such assignment. I expressly consent to be bound by the provisions of this Agreement for the benefit of the Company and for any parent, subsidiary or affiliate of the Company to whose employ I may be transferred without the necessity that this Agreement be re-signed at the time of such transfer. In the event of any such transfer of my employment and/or assignment of this Agreement to any parent, subsidiary, affiliate, successor or assign of the Company, references to the “Company” in this Agreement shall mean and include the Company (as defined above) and such applicable parent, subsidiary, affiliate, successor or assign. 16. Post-Employment Notifications. For a period of one (1) year following the termination of my employment, I will notify the Company of any change in my address and of each subsequent employment or business activity, including the name and address of my employer or other post- Company employment plans and the nature of my activities. 17. Disclosure to Future Employers. For a period of one (1) year following the termination of my employment, I will provide a copy of this Agreement to any prospective employer (or other similar person or entity seeking to engage my services whether as an employee, consultant, partner, coventurer or otherwise) prior to entering into an employment or other business relationship with such person or entity. I also consent to the Company providing a copy of this Agreement to any such person or entity employing or seeking to employ or engage me. 18. Severability. I acknowledge and understand that the provisions in this Agreement are intended to be and are severable. In case any provisions (or portions thereof) contained in this Agreement shall, for any reason, be held by a court of competent jurisdiction to be invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect the other provisions or portions of this Agreement, and this Agreement shall be construed as if such invalid, illegal or unenforceable provision had never been contained herein, and each provision and portion shall be valid and enforceable to the fullest extent permitted by law. If, moreover, any one or more of the provisions (or portions thereof) contained in this Agreement shall for any reason be determined by a court of competent jurisdiction to be unenforceable because it is excessively broad as to duration, geographical scope, or scope of prohibited activities, it shall be construed by limiting and reducing it, so as to extend and be enforced only over the maximum duration, geographic scope and scope of activities as to which it may be enforceable under applicable law. 19. Independence of Obligations. My obligations under this Agreement are independent of any obligation, contractual or otherwise, that the Company has to me. The Company’s breach of any such obligation shall not be a defense against the enforcement of this Agreement or otherwise limit my obligations under this Agreement. 20. Entire Agreement; Amendment. This Agreement constitutes the entire agreement between the Company and me with respect to the subject matter hereof, and supersedes all prior agreements or understandings, both written and oral, between the Company and me with respect to the subject matter hereof, but does not in any way merge with or supersede any other 20

DocuSign Envelope ID: 013699B5-EA8E-4103-95BE-1461AC129709 confidentiality or restrictive covenant agreement or obligation entered into by the Company and me, which agreements and obligations shall supplement, and shall not limit or be limited by, this Agreement. This Agreement may be amended only in a written agreement executed by a duly authorized officer of the Company and me. 21. Interpretation. This Agreement will be deemed to be made and entered into in the State of New York, and will in all respects be interpreted, enforced and governed under the laws of the State of New York. I hereby agree to consent to personal jurisdiction of the state and federal courts situated within New York County, New York for purposes of enforcing this Agreement, and waive any objection that I might have to personal jurisdiction or venue in those courts. I UNDERSTAND THAT THIS AGREEMENT AFFECTS IMPORTANT RIGHTS. BY SIGNING BELOW, I CERTIFY THAT I HAVE READ IT CAREFULLY AND AM SATISFIED THAT I UNDERSTAND IT COMPLETELY. IN WITNESS WHEREOF, the undersigned has executed this agreement as a sealed instrument as of the date set forth below. Signed: /s/ Balaji Gandhi (Employee’s full name) 21